Exhibit 10.40
WESTMORELAND ENERGY LLC

FIRST AMENDMENT, CONSENT AND RELEASE

Dated As Of August 22, 2007
to
NOTE PURCHASE AGREEMENT AND RELATED NOTE DOCUMENTS,
Each Dated As Of June 29, 2006
Re: $30,000,000 Floating Rate Senior Notes

FIRST AMENDMENT, CONSENT AND RELEASE
     This First Amendment, Consent and Release dated as of August 22, 2007 (the or this “First Amendment”) to the Note Agreements each dated as of June 29, 2006 is among Westmoreland Energy LLC, a Delaware limited liability company (the “Company”), Westmoreland Power, Inc., a Delaware corporation (“WPI”), Westmoreland Power Operations, LLC, a Virginia limited liability company (“WPO”), and Westmoreland Utility Operations, LLC, a Virginia limited liability company (“WUO”), Westmoreland — North Carolina Power, L.L.C., a Virginia limited liability company (“Westmoreland-NC”) and Westmoreland-Roanoke Valley, L.P., a Delaware limited partnership (“Westmoreland-RV”, and together with the Company, WPI, WPO, WUO and Westmoreland-NC, the “Obligors”), SOF Investments, L.P., a Delaware limited partnership, as collateral agent (the “Collateral Agent”) and each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”).
RECITALS:
     A. The Company and each of the Purchasers are parties to a Note Purchase Agreement dated as of June 29, 2006 (collectively, the “Note Purchase Agreement”). The Company has issued pursuant to the Note Purchase Agreement $30,000,000 aggregate principal amount of its Floating Rate Senior Notes (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Purchasers are the holders of 100]% of the outstanding principal amount of the Notes.
     B. As security for the Note Purchase Agreement, the Company and the other Obligors have entered into the following agreements: (i) a Pledge and Security Agreement, dated as of June 29, 2006 (the “Company Pledge Agreement”), by the Company, as pledgor and the Collateral Agent, as collateral agent for its benefit and the benefit of the other Secured Parties (as defined therein), (ii) a Guaranty, Pledge and Security Agreement, dated as of June 29, 2006 (the “WPO/WUO Pledge Agreement”), by WPI, WPO, and WUO, each as pledgor and the Collateral Agent, as collateral agent for its benefit and the benefit of the other Secured Parties (as defined therein), and (iii) a Guaranty, Distribution Pledge, Collateral Assignment and Security Agreement, dated as of June 29, 2006 (the “WNC/WRV Pledge Agreement”), by and among Westmoreland-NC and Westmoreland-RV and the Collateral Agent, as collateral agent for its benefit and the benefit of the other Secured Parties (as defined therein).
     C. The Company has advised the Collateral Agent and the Purchasers that the Company and the other Obligors desire to (A) sell, transfer and assign to North American Energy Services Company (“NAES”) their respective interests in (i) the Facility Operating Agreement, dated as of November 22, 2000, between Virginia Electric and Power Company (“VEPCO”) and LG&E Power Services LLC, a Delaware limited liability company (“LPS” as predecessor in interest to WPO and WUO (by assignment to, and assumption by, respectively) immediately following the Closing) with respect to VEPCO’s power production facility located in or near Southampton, Virginia; (ii) the Facility Operating Agreement, dated as of November 22, 2000, between VEPCO and LPS with respect to VEPCO’s power production facility located in or near Altavista, Virginia; (iii) the Facility Operating Agreement, dated as of November 22, 2000, between VEPCO and LPS with respect to VEPCO’s power production facility located in or near Hopewell, Virginia, as amended pursuant to Amendment No. 1 dated March 4, 2002; (iv) the Operations and Maintenance Agreement, dated as of April 19, 2004, between VEPCO and LPS with respect to VEPCO’s power production facility located in or near Gordonsville, Virginia; and (B) terminate that certain the Amended and Restated Facility Operating Agreement, dated as of December 1, 1993, between the Project Partnership and LPS (as successor in interest in UC Operating Services) and concurrently with the termination thereof. LPS shall enter into a new operating contract with NAES (the “New NAES Operating Contract”), all of the foregoing of which constitute “O&M Agreements” under the Note

Purchase Agreement and the other Note Documents (the foregoing collectively being referred to as the “Transactions”).
     D. The Collateral Agent and the Purchasers have agreed to consent to the Transactions and to release any and all interests, including, without limitation, any security interests, which they may have in or to such O&M Agreements, and to amendment the Note Documents or remove any further obligations with respect to the O&M Agreements.
     E. The Company, the other Obligors, the Collateral Agent and the Purchasers now desire to so amend, modify and release the provisions of the Note Documents as of the date hereof (the “Effective Date”) in the respects, but only in the respects, hereinafter set forth.
     F. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
     G. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
     NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of the First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:
SECTION 1. AMENDMENTS.
     1.1. Section 7.1(c)(iii) of the Note Purchase Agreement is hereby deleted and accordingly, Section 7.1(c) of the Note Purchase Agreement is hereby amended in its entirety to read as follows:
     “(c) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of (i) the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), and (ii) the existence of a “Default” or “Event of Default” under the Credit Agreement, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;”
     1.2. The definition of “O&M Agreements” in Schedule B to the Note Purchase Agreement is hereby deleted and replaced with the following:
““O&M Agreement” means that certain Operations and Maintenance Agreement, to be entered into on or about August 22, 2007, by and between Westmoreland Partners, a Virginia general partnership, and North American Energy Services Company, a Washington corporation, with respect to the Project.”
     1.3. Exhibits B-1, B-2 and B-3 to the Note Purchase Agreement shall be and are hereby amended in its entirety to reflect the modifications to such agreements described herein.

     1.4. The reference to the “Amended and Restated Facility Operating Agreement, dated as of December 1, 1993, between the Westmoreland-LG&E Partners, a Virginia partnership, and LG&E Power Services LLC, a Delaware limited liability company (as successor in interest in UC Operating Services)” in clause (ii) of the proviso of Section 2.2(b) of the WPO/WUO Pledge Agreement and the reference to such agreement elsewhere in the Note Documents, is, in each instance, hereby amended to read as follows: “the O&M Agreement” References to the Note Purchase Agreement, the WPO/WUO Pledge Agreement, and any of the other Note Documents in any of the Note Documents, as hereby amended to refer to such documents as amended hereby.
SECTION 2. CONSENTS AND RELEASES.
     2.1. The Company hereby agrees to apply or cause to be applied the proceeds received from the Transactions, which, as of the date hereof, as expected to be approximately, $804,000, against the outstanding principal balance of the Notes which would otherwise be due and payable on the Maturity Date, and upon receipt of such funds by the Collateral Agent or the applicable Purchaser, such funds shall be so deemed to have been applied.
     2.2. In consideration of the agreement the Company as provided in Section 2.1 hereof, the Collateral Agent and the Purchasers hereby (i) consent to the sale, transfer and assignment to NAES of O&M Agreements (for clarity, as defined in Recital C above), and (ii) hereby releases and terminates, which shall be effective as of the Effective Date, all liens and other security interests in the O&M Agreements (for clarity, as defined in Recital C above) which have been sold to NAES or otherwise terminated as part of the Transactions, which security interests have been or may have been granted to the Collateral Agent under or in connection with any of the Note Documents; provided, however, that the foregoing consent is limited to the transactions described in the foregoing subclause (i) and (ii) as provided in the O&M Agreement (as defined in section 1.2 above) and the Asset Purchase Agreement dated as of August 22, 2007 by and among NAES, WUO and Westmoreland Technical Services, Inc.
     2.3. SOF Investments, L.P. in its capacity as holder (“Holder”) of the Warrant No. R-1 (the “Warrant”) (A) acknowledges receipt of notice in that certain letter (the “July 18 Letter”), dated July 18, 2007, of the Company’s intent to conduct a rights offering and related transactions and its consideration of a possible exchange offer (each, an “Offering”), and (B) hereby waives the requirement to provide, under Section 2(j) of the Warrant, at least twenty (20) business days before the Offerings prior written notice of “the proposed transaction, the amount of the Fair Market Value per share and the amount of the fair market value of any Non-Cash Consideration involved in the transaction as determined by the Board of Directors of the Company (including the basis therefor)” (as used and defined in the Warrant). Nothing in this First Amendment or the receipt by Holder of the July 18 Letter shall be construed as the Holder’s consent to either Offering or the terms thereof nor a waiver of any rights under the Warrant or the Note Purchase Agreement in respect thereof. In connection with each Offering, the Company shall deliver its calculation of the amount of the Fair Market Value per share and the amount of the fair market value of any Non-Cash Consideration (as these terms are defined in the Warrant) involved in the transaction, and deliver the certificate required under Section 2(i) of the Warrant within five (5) business days following completion of each Offering, all as otherwise in accordance with the terms and provisions of the Warrant.
SECTION 3. MISCELLANEOUS.
     3.1. This First Amendment shall become effective and binding upon the Company, the other Obligors, the Collateral Agent and the Purchasers on the Effective Date upon each of the following conditions having occurred: (a) each of the parties hereto shall have executed and delivered to the other parties their respective signature to this First Amendment; and (b) after giving effect to the consents and releases set forth in Section 2 of this First Amendment, no Default or Event of Default shall have occurred and be continuing.
     3.2. This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement and the other Note Documents, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the other Note Documents are hereby ratified and shall be and remain in full force and effect.
     3.3. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement or nay of the other Note Documents without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.
     3.4. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
     3.5. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction
     3.6. This First Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     3.7. This First Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

     3.8. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

WESTMORELAND ENERGY LLC
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

WESTMORELAND — NORTH CAROLINA POWER, L.L.C.
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

WESTMORELAND-ROANOKE VALLEY, L.P.
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

WESTMORELAND POWER, INC.
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

WESTMORELAND POWER OPERATIONS, LLC
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

WESTMORELAND UTILITY OPERATIONS, LLC
By:	/s/ Morris W. Kegley
	Name:	Morris W. Kegley
	Title:	General Counsel

ACCEPTED AND AGREED TO:

SOF INVESTMENTS, L.P., as Purchaser and as Collateral Agent
By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	General Counsel